UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2024

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 20, 2024, Manitex International, Inc. (the “Company”) held a Special Meeting of Shareholders. As of the record date, November 19, 2024 (the “Record Date”), there were 20,397,358 shares of the Company’s common stock, no par value per share (the “Common Stock”), eligible to be voted at the Special Meeting. At the Special Meeting, 13,333,314 shares of the Common Stock eligible to be voted at the Special Meeting were present either in person or by proxy. The following is a summary of the matters voted on at the Special Meeting.

(a)

Proposal 1—The shareholders approved the Agreement and Plan of Merger, dated as of September 12, 2024 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Tadano Ltd., a Japanese corporation (“Tadano”), and Lift SPC Inc., a Michigan corporation and a wholly owned subsidiary of Tadano (“Merger Sub”). The Merger Agreement provides for the acquisition by Tadano of the Company through the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of Tadano. The number of shares cast in favor, number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
13,309,214	22,999	1,101	0

(b)

Proposal 2—The shareholders approved, by a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger, which compensation arrangements we refer to as the “Merger-related compensation.” The number of shares cast in favor, number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
10,743,523	1,913,475	676,316	0

(c)

Proposal 3—The shareholders approved a proposal to adjourn the Special Meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of the Company’s Common Stock present or represented by proxy at the Special Meeting to constitute a quorum. The number of shares cast in favor, number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
13,068,187	241,206	23,921	0

Proposal 3 was deemed not necessary and not acted upon at the Special Meeting as a result of the approval of Proposal 1.

Item 8.01.	Other Events.

On December 20, 2024, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ JOSEPH DOOLAN
Name:	Joseph Doolan
Title:	Chief Financial Officer

Date: December 23, 2024